Exhibit 99.1

ARIBA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On November 15, 2010, Ariba, Inc. (“Ariba” or the “Company”) completed its previously announced disposition of its sourcing services and BPO assets (the “Business”) pursuant to an Asset Purchase and Sale Agreement (the “Asset Purchase Agreement”) with Accenture LLP and Accenture Global Services Ltd. (“Buyers”) for $51 million in cash and the assumption by the Buyers of certain liabilities.

On November 15, 2010, the Buyers placed $12 million of the purchase price into an escrow fund, which will be released on a periodic basis on the assignment and performance of certain customer related assets for a period equal to the longer of (i) two years and (ii) the life of certain assets. Ariba agreed to enter into a four year non-competition agreement with the Buyers with respect to the provision of defined services provided by the Business.

The Business is comprised of professional services based offerings that support customers with strategic sourcing execution, category expertise, supplier identification and outsourced transaction management. The Business is aimed at delivering financial savings for customers by supporting the negotiation process and driving compliance against supplier contracts.

The unaudited Pro Forma Condensed Consolidated Balance Sheet set forth below has been presented after giving effect to the sale of the Business (the “Sale”) as if it had occurred on June 30, 2010. The unaudited Pro Forma Condensed Consolidated Statement of Operations for the years ended September 30, 2009, 2008 and 2007 and for the nine months ended June 30, 2010 and 2009 set forth below have been presented after giving effect to the Sale as if it had occurred on October 1, 2006.

The unaudited Pro Forma Condensed Consolidated Statements of Operations for the years September 30, 2009, 2008 and 2007 have been derived primarily from the audited Consolidated Financial Statements of the Company included in its fiscal 2009 Annual Report on Form 10-K. The unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended June 30, 2010 and 2009 and the unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010 have been derived primarily from the unaudited Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. The unaudited pro forma financial statement information is based upon available information and assumptions that the Company believes are reasonable. Some of the assumptions involve judgments by management, and changes in the assumptions could cause significant changes in the adjustments used to calculate the unaudited pro forma financial information. The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma financial information has been provided for informational purposes only. The pro forma information is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the Sale occurred as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the Company. The unaudited pro forma condensed consolidated financial information, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of the Company included in its fiscal 2009 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, that have been filed with the SEC.

ARIBA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2010

(in thousands)

	As Reported (1)	Sourcing Services Business Disposal Group		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$167,728	$39,000	(2)	$206,728
Short-term investments	18,922	—		18,922
Restricted cash	104	—		104
Accounts receivable, net	19,899	—		19,899
Prepaid expenses and other current assets	8,651	12,000	(3)	20,651

Total current assets	215,304	51,000		266,304
Property and equipment, net	16,425	(7	) (4)	16,418
Long-term investments	23,353	—		23,353
Restricted cash	29,137	—		29,137
Goodwill	406,507	(11,789	) (5)	394,718
Other intangible assets, net	14,179	—		14,179
Other assets	3,582	—		3,582

Total assets	$708,487	$39,204		$747,691

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,474	$—		$10,474
Accrued compensation and related liabilities	26,333	—		26,333
Accrued liabilities	15,590	818	(6)	16,408
Restructuring obligations	17,148	—		17,148
Deferred revenue	107,504	—		107,504

Total current liabilities	177,049	818		177,867
Deferred rent obligations	10,463	(245	) (7)	10,218
Restructuring obligations, less current portion	27,664	—		27,664
Deferred revenue, less current portion	7,076	—		7,076
Other liabilities	6,704	—		6,704

Total liabilities	228,956	573		229,529

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock	—	—		—
Common stock	181	—		181
Additional paid-in capital	5,222,220	—		5,222,220
Accumulated other comprehensive loss	(3,114)	—		(3,114)
Accumulated deficit	(4,739,756)	38,631	(8)	(4,701,125)

Total stockholders’ equity	479,531	38,631		518,162

Total liabilities and stockholders’ equity	$708,487	$39,204		$747,691

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

ARIBA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended June 30, 2010

(in thousands, except per share amounts)

	As Reported (9)	Sourcing Services Business Disposal Group (10)		Pro Forma
Revenues:
Subscription and maintenance	$177,897	$—		$177,897
Services and other	88,153	30,544		57,609

Total revenues	266,050	30,544		235,506

Cost of revenues:
Subscription and maintenance	38,358	—		38,358
Services and other	61,116	20,775		40,341
Amortization of acquired technology and customer intangible assets	3,377	—		3,377

Total cost of revenues	102,851	20,775		82,076

Gross profit	163,199	9,769		153,430

Operating expenses:
Sales and marketing	88,280	4,901		83,379
Research and development	34,112	—		34,112
General and administrative	25,822	2,054		23,768
Litigation benefit	(7,000)	—		(7,000)
Amortization of other intangible assets	104	—		104
Restructuring costs	8,579	—		8,579

Total operating expenses	149,897	6,955		142,942

Income from operations	13,302	2,814		10,488
Interest and other (expense) income, net	(59)	(185)		126

Income before income taxes	13,243	2,629		10,614
Provision for income taxes	993	113	(11)	880

Net income	$12,250	$2,516		$9,734

Net income per share—basic	$0.14	$0.03		$0.11

Net income per share—diluted	$0.14	$0.03		$0.11

Weighted average shares used in computing net income per share—basic	86,300	86,300		86,300

Weighted average shares used in computing net income per share—diluted	88,783	88,783		88,783

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

ARIBA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended June 30, 2009

(in thousands, except per share amounts)

	As Reported (9)	Sourcing Services Business Disposal Group (10)		Pro Forma
Revenues:
Subscription and maintenance	$164,348	$—		$164,348
Services and other	90,306	41,658		48,648

Total revenues	254,654	41,658		212,996

Cost of revenues:
Subscription and maintenance	35,638	—		35,638
Services and other	56,873	25,751		31,122
Amortization of acquired technology and customer intangible assets	4,163	—		4,163

Total cost of revenues	96,674	25,751		70,923

Gross profit	157,980	15,907		142,073

Operating expenses:
Sales and marketing	79,019	5,598		73,421
Research and development	32,142	—		32,142
General and administrative	33,116	3,537		29,579
Insurance reimbursement	(7,527)	—		(7,527)
Amortization of other intangible assets	630	255		375
Restructuring costs	10,837	680		10,157

Total operating expenses	148,217	10,070		138,147

Income from operations	9,763	5,837		3,926
Interest and other (expense) income, net	(6,020)	(446)		(5,574)

Income (loss) before income taxes	3,743	5,391		(1,648)
Provision for income taxes	1,158	91	(11)	1,067

Net income (loss)	$2,585	$5,300		$(2,715)

Net income (loss) per share—basic	$0.03	$0.06		$(0.03)

Net income (loss) per share—diluted	$0.03	$0.06		$(0.03)

Weighted average shares used in computing net income (loss) per share—basic	82,269	82,269		82,269

Weighted average shares used in computing net income (loss) per share— diluted	84,712	84,712		82,269

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

ARIBA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended September 30, 2009

(in thousands, except per share amounts)

	As Reported (12)	Sourcing Services Business Disposal Group (10)		Pro Forma
Revenues:
Subscription and maintenance	$222,206	$—		$222,206
Services and other	116,766	53,267		63,499

Total revenues	338,972	53,267		285,705

Cost of revenues:
Subscription and maintenance	47,907	—		47,907
Services and other	75,465	33,242		42,223
Amortization of acquired technology and customer intangible assets	5,550	—		5,550

Total cost of revenues	128,922	33,242		95,680

Gross profit	210,050	20,025		190,025

Operating expenses:
Sales and marketing	103,739	7,432		96,307
Research and development	43,483	—		43,483
General and administrative	43,289	4,557		38,732
Insurance reimbursement	(7,527)	—		(7,527)
Amortization of other intangible assets	755	255		500
Restructuring costs	10,837	680		10,157

Total operating expenses	194,576	12,924		181,652

Income from operations	15,474	7,101		8,373
Interest and other (expense) income, net	(6,055)	(442)		(5,613)

Income before income taxes	9,419	6,659		2,760
Provision for income taxes	1,226	122	(11)	1,104

Net income	$8,193	$6,537		$1,656

Net income per share—basic	$0.10	$0.08		$0.02

Net income per share—diluted	$0.10	$0.08		$0.02

Weighted average shares used in computing net income per share—basic	82,733	82,733		82,733

Weighted average shares used in computing net income per share—diluted	85,424	85,424		85,424

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

ARIBA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended September 30, 2008

(in thousands, except per share amounts)

	As Reported (12)	Sourcing Services Business Disposal Group (10)		Pro Forma
Revenues:
Subscription and maintenance	$187,150	$—		$187,150
Services and other	140,910	63,603		77,307

Total revenues	328,060	63,603		264,457

Cost of revenues:
Subscription and maintenance	40,088	—		40,088
Services and other	94,189	38,086		56,103
Amortization of acquired technology and customer intangible assets	14,257	9,864		4,393

Total cost of revenues	148,534	47,950		100,584

Gross profit	179,526	15,653		163,873

Operating expenses:
Sales and marketing	110,834	7,881		102,953
Research and development	52,270	—		52,270
General and administrative	48,919	6,151		42,768
Litigation provision	5,900	—		5,900
Amortization of other intangible assets	739	340		399
Restructuring costs	10,108	29		10,079
Other income—Softbank	(566)	—		(566)

Total operating expenses	228,204	14,401		213,803

(Loss) income from operations	(48,678)	1,252		(49,930)
Interest and other (expense) income, net	8,359	263		8,096

(Loss) income before income taxes	(40,319)	1,515		(41,834)
Provision for income taxes	743	99	(11)	644

Net (loss) income	$(41,062)	$1,416		$(42,478)

Net (loss) income per share—basic	$(0.53)	$0.02		$(0.55)

Net (loss) income per share—diluted	$(0.53)	$0.02		$(0.55)

Weighted average shares used in computing net (loss) income per share—basic	77,318	77,318		77,318

Weighted average shares used in computing net (loss) income per share—diluted	77,318	82,250		77,318

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

ARIBA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended September 30, 2007

(in thousands, except per share amounts)

	As Reported (12)	Sourcing Services Business Disposal Group (10)		Pro Forma
Revenues:
Subscription and maintenance	$142,309	$—		$142,309
Services and other	159,358	69,544		89,814

Total revenues	301,667	69,544		232,123

Cost of revenues:
Subscription and maintenance	32,709	—		32,709
Services and other	114,615	47,713		66,902
Amortization of acquired technology and customer intangible assets	14,074	13,152		922

Total cost of revenues	161,398	60,865		100,533

Gross profit	140,269	8,679		131,590

Operating expenses:
Sales and marketing	93,904	6,591		87,313
Research and development	51,159	—		51,159
General and administrative	39,780	6,025		33,755
Amortization of other intangible assets	525	340		185
Restructuring and integration benefit	(4,194)	—		(4,194)
Other income—Softbank	(13,564)	—		(13,564)

Total operating expenses	167,610	12,956		154,654

Loss from operations	(27,341)	(4,277)		(23,064)
Interest and other (expense) income, net	14,301	198		14,103

Loss before income taxes	(13,040)	(4,079)		(8,961)
Provision for income taxes	1,937	191	(11)	1,746

Net loss	$(14,977)	$(4,270)		$(10,707)

Net loss per share—basic and diluted	$(0.21)	$(0.06)		$(0.15)

Weighted average shares used in computing net loss per share—basic and diluted	70,106	70,106		70,106

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

ARIBA, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(1)	Represents balances as reported on the unaudited Condensed Consolidated Balance Sheet included in the Company’s Form 10-Q as of June 30, 2010.

(2)	Represents cash proceeds received from the Buyers on the Closing Date.

(3)	Represents estimated escrowed purchase consideration of $12 million to be released to the Company on a periodic basis based on the assignment and performance of certain customer related assets for a period equal to the longer of (i) two years and (ii) the life of certain assets.

(4)	Represents net property and equipment of the Business acquired by the Buyers pursuant to the Asset Purchase Agreement.

(5)	Represents the portion of the Company’s goodwill that was allocated to the Business based on relative fair value at the date the Business was classified as held for sale.

(6)	Represents accrued liabilities for estimated transaction costs to be incurred in connection with the Sale.

(7)	Represents deferred rent assumed by the Buyers upon signing of a sub-lease agreement for office space previously used by the Business.

(8)	Represents estimated pre-tax gain on the Sale.

(9)	Represents results of operations as reported on the unaudited Condensed Consolidated Statement of Operations included in the Company’s Form 10-Q for the nine months ended June 30, 2010.

(10)	Represents results of operations of the Business.

(11)	For purposes of presenting tax effects on pro forma financial information, statutory rates were not used. Tax effects were estimated as a portion of the Company’s foreign tax provision. No provision for federal or state income taxes was applied because the Company applied net operating loss and tax credit carryforwards to offset any domestic tax liabilities during each period presented.

(12)	Represents results of operations as reported on the audited Consolidated Statement of Operations included in the Company’s Form 10-K for the year ended September 30, 2009.

Non-GAAP Financial Measures

The accompanying pro forma financial information contains financial information prepared and reported in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and reconciles them to the non-GAAP financial information for the given periods. These non-GAAP financial measures consist of non-GAAP net income, non-GAAP net income per share amounts and weighted average shares used in computing non-GAAP net income per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For example, our non-GAAP financial measures have the effect of excluding a purchase accounting adjustment, costs and expenses from our operating results that should be properly considered under a system of accrual accounting. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude a purchase accounting adjustment and costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance. The non-GAAP financial measures disclosed in the accompanying pro forma financial information are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes. We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

The following table reconciles the specific items excluded from GAAP in the calculation of non-GAAP operating results for the nine months ended June 30, 2010:

	As Reported	Sourcing Services Business Disposal Group	Pro Forma
Net income reconciliation:
GAAP net income	$12,250	$2,516	$9,734
Amortization of intangible assets	3,481	—	3,481
Stock-based compensation	36,272	1,207	35,065
Tax accrual reversal	(3,089)	—	(3,089)
Restructuring costs	8,579	—	8,579
Litigation benefit	(7,000)	—	(7,000)

Non-GAAP net income	$50,493	$3,723	$46,770

Net income per share reconciliation:
GAAP net income per share—basic	$0.14	$0.03	$0.11
Amortization of intangible assets	0.04	—	0.04
Stock-based compensation	0.42	0.01	0.41
Tax accrual reversal	(0.04)	—	(0.04)
Restructuring costs	0.10	—	0.10
Litigation benefit	(0.08)	—	(0.08)

Non-GAAP net income per share—basic	$0.58	$0.04	$0.54

Non-GAAP net income per share—diluted	$0.57	$0.04	$0.53

Weighted average shares used in computing non-GAAP net income per share—basic	86,300	86,300	86,300

Weighted average shares used in computing non-GAAP net income per share—diluted	88,783	88,783	88,783

The following table reconciles the specific items excluded from GAAP in the calculation of non-GAAP operating results for the nine months ended June 30, 2009:

	As Reported	Sourcing Services Business Disposal Group	Pro Forma
Net income (loss) reconciliation:
GAAP net income (loss)	$2,585	$5,300	$(2,715)
Purchase accounting adjustment	355	—	355
Amortization of intangible assets	4,793	255	4,538
Stock-based compensation	25,262	908	24,354
Restructuring costs	10,837	680	10,157
Other-than-temporary decline in long-term investment	1,414	—	1,414

Non-GAAP net income	$45,246	$7,143	$38,103

Net income (loss) per share reconciliation:
GAAP net income (loss) per share—basic	$0.03	$0.06	$(0.03)
Purchase accounting adjustment	0.00	—	0.00
Amortization of intangible assets	0.06	0.00	0.06
Stock-based compensation	0.31	0.01	0.30
Restructuring costs	0.13	0.01	0.12
Other-than-temporary decline in long-term investment	0.02	—	0.02

Non-GAAP net income per share—basic	$0.55	$0.08	$0.47

Non-GAAP net income per share—diluted	$0.53	$0.08	$0.45

Weighted average shares used in computing non-GAAP net income per share—basic	82,269	82,269	82,269

Weighted average shares used in computing non-GAAP net income per share—diluted	84,712	84,712	84,712

The following table reconciles the specific items excluded from GAAP in the calculation of non-GAAP operating results for the year ended September 30, 2009:

	As Reported	Sourcing Services Business Disposal Group	Pro Forma
Net income reconciliation:
GAAP net income	$8,193	$6,537	$1,656
Purchase accounting adjustment	355	—	355
Amortization of intangible assets	6,305	255	6,050
Stock-based compensation	33,941	1,288	32,653
Restructuring costs	10,837	680	10,157
Other-than-temporary decline in long-term investment	1,414	—	1,414

Non-GAAP net income	$61,045	$8,760	$52,285

Net income per share reconciliation:
GAAP net income per share—basic	$0.10	$0.08	$0.02
Purchase accounting adjustment	0.00	—	0.00
Amortization of intangible assets	0.08	0.00	0.08
Stock-based compensation	0.41	0.02	0.39
Restructuring costs	0.13	0.01	0.12
Other-than-temporary decline in long-term investment	0.02	—	0.02

Non-GAAP net income per share—basic	$0.74	$0.11	$0.63

Non-GAAP net income per share—diluted	$0.71	$0.10	$0.61

Weighted average shares used in computing non-GAAP net income per share—basic	82,733	82,733	82,733

Weighted average shares used in computing non-GAAP net income per share—diluted	85,424	85,424	85,424

The following table reconciles the specific items excluded from GAAP in the calculation of non-GAAP operating results for the year ended September 30, 2008:

	As Reported	Sourcing Services Business Disposal Group	Pro Forma
Net (loss) income reconciliation:
GAAP net (loss) income	$(41,062)	$1,416	$(42,478)
Purchase accounting adjustment	5,007	—	5,007
Amortization of intangible assets	14,996	10,204	4,792
Stock-based compensation	40,859	1,158	39,701
Restructuring costs	10,108	29	10,079
Litigation provision	5,900	—	5,900

Non-GAAP net income	$35,808	$12,807	$23,001

Net (loss) income per share reconciliation:
GAAP net (loss) income per share—basic	$(0.53)	$0.02	$(0.55)
Purchase accounting adjustment	0.06	—	0.06
Amortization of intangible assets	0.19	0.13	0.06
Stock-based compensation	0.53	0.02	0.51
Restructuring costs	0.13	0.00	0.13
Litigation provision	0.08	—	0.08

Non-GAAP net income per share—basic	$0.46	$0.17	$0.29

Non-GAAP net income per share—diluted	$0.44	$0.16	$0.28

Weighted average shares used in computing non-GAAP net income per share—basic	77,318	77,318	77,318

Weighted average shares used in computing non-GAAP net income per share—diluted	82,250	82,250	82,250

The following table reconciles the specific items excluded from GAAP in the calculation of non-GAAP operating results for the year ended September 30, 2007:

	As Reported	Sourcing Services Business Disposal Group	Pro Forma
Net (loss) income reconciliation:
GAAP net loss	$(14,977)	$(4,270)	$(10,707)
Amortization of intangible assets	14,599	13,492	1,107
Stock-based compensation	32,449	977	31,472
Restructuring costs	(4,194)	—	(4,194)

Non-GAAP net income	$27,877	$10,199	$17,678

Net (loss) income per share reconciliation:
GAAP net loss per share—basic	$(0.21)	$(0.06)	$(0.15)
Amortization of intangible assets	0.21	0.19	0.02
Stock-based compensation	0.46	0.01	0.45
Restructuring costs	(0.06)	—	(0.06)

Non-GAAP net income per share—basic	$0.40	$0.14	$0.26

Non-GAAP net income per share—diluted	$0.37	$0.13	$0.24

Weighted average shares used in computing non-GAAP net income per share—basic	70,106	70,106	70,106

Weighted average shares used in computing non-GAAP net income per share—diluted	74,677	74,677	74,677

Discussion of Specific Items Excluded From Non-GAAP Financial Measures

Our non-GAAP financial measures include a purchase accounting adjustment related to deferred revenues and generally exclude costs and expenses for (i) amortization of intangible assets related to acquisitions, (ii) stock-based compensation, (iii) restructuring costs, (iv) litigation benefit, (v) tax accrual reversal, and (vi) other-than-temporary impairment of long-term investments. We exclude these items because we believe they are not closely related to the ongoing operating performance of our business and the performance of our senior management and are generally excluded from our budget and planning process. In addition to these reasons, we believe our non-GAAP financial measures are also helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. In addition, except for costs and expenses related to restructuring and transaction related costs, these items are non-cash items that do not affect cash flows.

(1) Purchase accounting adjustment – deferred revenue. As announced on December 17, 2007, Ariba acquired Procuri, Inc. In accordance with the fair value provisions, acquired deferred revenue of approximately $4.5 million was recorded on the opening balance sheet, which was approximately $5.9 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company’s business or cash flow, it adversely impacts the Company’s reported GAAP revenue primarily for the first twelve months post- acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related subscription terms are renewed in future periods.

(2) Amortization of Acquired Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

(3) Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with stock options and stock granted to employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.

(4) Restructuring costs. We recorded restructuring related to lease abandonment accruals and/or severance and related benefits in the nine months ended June 30, 2010 and 2009 and the twelve months ended September 30, 2009, 2008 and 2007. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations and is significantly impacted by factors outside our control. We believe excluding restructuring costs helps investors compare our operating performance with that of other companies. We recognize, however, that restructuring costs will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.

(5) Litigation provision (benefit). We received $7.0 million from Emptoris in relation to a patent litigation judgment which we recorded as income in the nine months ended June 30, 2010. We recorded a litigation provision related to a patent infringement matter in the year ended September 30, 2008. We exclude these from our non-GAAP financial measures because they are unrelated to our ongoing operations. We believe excluding the litigation provision (benefit) helps investors compare our operating performance with that of other companies. We recognize, however, that the litigation provision (benefit) impacts cash flow and that we and investors should carefully consider the impact of these on cash flow.

(6) Release of tax reserve. We released a tax reserve of approximately $3.1 million in the nine months ended June 30, 2010. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations. We believe excluding the tax reserve release helps investors compare our operating performance with that of other companies.

(7) Other-than-temporary impairment of long-term investments. We recorded an other-than temporary impairment of a long-term investment in the nine months ended June 30, 2009 and the twelve months ended September 30, 2009. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations. We believe excluding the other-than-temporary impairment helps investors compare our operating performance with that of other companies. We recognize, however, that the other-than-temporary impairment may impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.